UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

GAMCO ASSET MANAGEMENT INC. MARIO J. GABELLI GLENN J. ANGIOLILLO PHILIP T. BLAZEK WALTER M. SCHENKER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On March 11, 2015, GAMCO delivered a letter to the Company. A copy of the letter is attached as Exhibit 1.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

GAMCO Asset Management Inc., together with the other participants named herein (collectively, “GAMCO”), intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of GAMCO’s slate of three highly-qualified director nominees to the Board of Directors of Superior Industries International, Inc., a California corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of shareholders.

GAMCO STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are GAMCO Asset Management Inc. (“GAMCO Asset Management”), Mario J. Gabelli, Glenn J. Angiolillo, Philip T. Blazek, and Walter M. Schenker (collectively, the “Participants”).

As of the date hereof, GAMCO Asset Management beneficially owns 2,132,001 shares of Common Stock.  GAMCO Asset Management has dispositive power with respect to all of these shares of Common Stock, and has voting power with respect to 1,910,001 shares of Common Stock.  As of the date hereof, GAMCO Asset Management’s affiliates beneficially own an additional 1,288,000 shares of Common Stock.  By virtue of his respective position with each of GAMCO Asset Management and its affiliates, Mr. Gabelli may be deemed to be the beneficial owner of the aggregate 3,420,001 shares of Common Stock held by GAMCO Asset Management and its affiliates.  As of the date hereof, Mr. Schenker directly owns 110 shares of Common Stock.  As of the date hereof, neither of Messrs. Angiolillo or Blazek beneficially own any shares of Common Stock.